Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

VISTA GOLD CORP. ANNOUNCES SECOND QUARTER 2013 RESULTS, COST REDUCTIONS, AND PROVIDES UPDATE ON RECENT ACTIVITIES

Denver, Colorado, August 2, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results and highlights for the second quarter ended June 30, 2013.  Management’s quarterly conference call to discuss these results is scheduled for 2:30pm MDT on August 6, 2013.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Second Quarter 2013 Highlights:

•	Published a Preliminary Feasibility Study ("PFS") on the Mt. Todd gold project including a 44% increase in Proven and Probable Reserves to 5.9 million ounces gold;
•	Awarded Major Project Status by the Northern Territory Government for the Mt. Todd gold project, signifying the Territory’s support for the timely and responsible development of the project;
•	Submitted the Mt. Todd gold project’s Environmental Impact Statement ("EIS") to the Northern Territory Environmental Protection Agency; and
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Implemented significant cost reduction measures including the deferral or elimination of  various discretionary programs, the elimination of two executive positions, and executive/senior management and board cash compensation reductions of up to 50%.

Frederick H. Earnest, President and Chief Executive Officer, commented, “In the second quarter we have achieved several important milestones. We announced the results of the Mt. Todd PFS, most of which was completed based on feasibility-level engineering, significantly reducing the amount of time and expense to complete a final feasibility study.    We completed the treatment of water in the Batman Pit with better-than-expected results and are now in a position to discharge clean water during the next wet season.  We submitted the EIS and continue to expect its approval (including certain Federal government approvals) around year-end. With the completion of these cash-intensive activities we expect to significantly lower cash burn rates as we move forward, and importantly, we have positioned the Mt. Todd gold project to move forward quickly once the markets improve."

Mr. Earnest added, “We are very cognizant of current market conditions and are committed to taking all measures necessary to ensure our continued liquidity and preserve shareholder value.  We have implemented significant cost reduction measures including exploration spending deferrals, elimination of discretionary programs, and the elimination of two executive positions.  Additionally, our executive/senior management team and board have accepted voluntary cash compensation reductions of up to 50%, subject to periodic review by the compensation committee.  We are continuing to prioritize our capital raising efforts on the sale of non-core assets including our Colomac mill equipment, the Guadalupe de los Reyes project, and Invecture’s pending earn-in on the Los Cardones project. We remain optimistic about improvements to the gold market and Vista’s potential favorable leverage to a higher gold price, but we acknowledge that the timing is not predictable.  Consequently, in addition to the measures described above we believe it is prudent to evaluate all options, including arrangements which might release some of the potential value contained in the Mt. Todd gold project.”

Summary of Second Quarter 2013 Results

We reported a net loss of $21.0 million or $0.26 per share for the three months ended June 30, 2013.  This includes an unrealized $18.5 million mark-to-market loss on our investment in Midas Gold Corp., partially offset by a $4.4 million deferred tax benefit substantially related to this loss.  During the three months ended June 30, 2012, we reported a net loss of $30.5 million or $0.42 per share.

Project expenditures at the Mt. Todd gold project were $4.6 million, which was primarily attributable to water treatment and discharge, the completion of the PFS, preparation of an EIS, and site management expenses.

Our working capital at June 30, 2013 totaled approximately $12.9 million, including cash of approximately $9.3 million.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013 or Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov, or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended June 30, 2013 and to discuss corporate and project activities is scheduled for Tuesday,  August 6, 2013 at 2:30pm MDT.

Toll-free in North America: 1-866-443-4188

International: 416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q2-2013/site/

This call will be archived and available at www.vistagold.com after August 6, 2013.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 912014.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager, Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista has completed a preliminary economic assessment on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones gold project, in Mexico. Vista's other holdings include the Awak Mas gold project in Indonesia, subject to One Asia Resources Ltd.'s right to earn an 80% interest, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the prospect of the Major Project

Status of the Mt. Todd gold project leading to the timely and responsible development of the Mt. Todd gold project, efficacy of the Company’s cost reduction initiatives in lowering the Company’s cash burn rate, the receipt of all required approvals relating to the Company’s EIS at the Mt. Todd gold project, the anticipated future improvement in the gold market, the prospective earn-in by the Invecture group, the future sale of the Colomac mill equipment and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  timing and completion of the preliminary feasibility and feasibility studies, timing and the ability to obtain the necessary permits, keeping expenditures at a minimum while taking advantage of the estimated mineral resources at Mt. Todd, the amount of expenditures required to increase the plant capacity, updated mineral resource estimate on the Mt. Todd gold project, timing and schedule of consultants’ work, likely market for the Colomac mill equipment and the likelihood of Invecture meeting the earn-in  and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the terms “Proven and Probable Reserves.”  The estimates of mineral reserves shown in this press release have been prepared in accordance with the definition standards on mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 Mineral Disclosure Standards (“NI 43-101”). The definitions of Proven and Probable Reserves used in NI 43-101 differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Accordingly, Vista’s disclosure in this press release of mineral reserves may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.